Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY	Ted Peters, Chairman
FOR MORE INFORMATION CONTACT:	610-581-4800
J. Duncan Smith, CFO
610-526-2466

Bryn Mawr Bank Corporation Reports Record First Quarter Earnings of $6.7 Million, Wealth Assets Reach $7.4 Billion

BRYN MAWR, Pa., April 30, 2014 - Bryn Mawr Bank Corporation (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today reported net income of $6.7 million and diluted earnings per share of $0.49 for the three months ended March 31, 2014, as compared to net income of $5.3 million and diluted earnings per share of $0.40 for the same period in 2013. For the three months ended March 31, 2014, diluted earnings per share, excluding tax-effected due diligence and merger-related costs (a non-GAAP measure1) were $0.50, as compared to $0.43 for the same period in 2013.

Significant factors contributing to the results for the three months ended March 31, 2014, as compared to the same period in 2013, included increases in net interest income and wealth management revenues, and decreases in salaries and employee benefits, due diligence and merger-related expenses and other operating expenses. These improvements were partially offset by a significant decrease in the gain on sale of residential mortgage loans between the periods.

1The Corporation believes the presentation of the above non-GAAP financial measure provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations of the Corporation. Management uses this non-GAAP financial measure in its analysis of the Corporation’s performance. This non-GAAP disclosure should not be viewed as a substitute for the financial measure determined in accordance with GAAP, nor is it necessarily comparable to a non-GAAP performance measure that may be presented by other companies. A reconciliation of the GAAP measure to the non-GAAP measure is included in the table on page 9 below.

“We were pleased to see the continued increase in our quarterly earnings,” said Ted Peters, Chairman and CEO. “The steady rise in loan volume, along with the careful management of our deposit pricing, has enabled us to maintain a healthy level of net interest income. This, along with the strong performance of our Wealth division, has resulted in another record quarter for the Corporation,” he added.

On April 30, 2014, the Board of Directors of the Corporation declared a quarterly dividend of $0.18 per share, payable June 1, 2014 to shareholders of record as of May 13, 2014.

SIGNIFICANT ITEMS OF NOTE

Results of Operations – 1st Quarter 2014 Compared to the 1st Quarter 2013

•	Net income of $6.7 million for the three months ended March 31, 2014 increased $1.4 million, or 25.7%, from $5.3 million for the same period in 2013.

•	Net interest income for the three months ended March 31, 2014 was $18.7 million, an increase of $1.3 million, or 7.6%, from $17.4 million for the same period in 2013. The increase in net interest income between the periods was largely the result of a $146.0 million, or 10.4%, increase in average portfolio loans. This increase was primarily in the commercial mortgage, commercial and industrial, and construction segments of the loan portfolio. In addition, the $58.5 million decrease in average interest-bearing deposit balances between periods was offset by increases in long-term FHLB advances, whose average balance increased by $63.7 million, while the average rate paid on these FHLB borrowings decreased by 40 basis points.

•	The tax-equivalent net interest margin of 4.02% for the three months ended March 31, 2014 was a 17 basis point increase from 3.85% for the same period in 2013. The increase was the result of a $56.5 million increase in average interest-earning assets whose tax-equivalent yield increased by 16 basis points, partially offset by a $6.3 million increase in average interest-bearing liabilities whose tax-equivalent rate paid declined by 1 basis point between the periods. The 16 basis point increase in the tax-equivalent yield on interest-earning assets resulted as the tax-equivalent yield earned on investment securities available for sale increased 35 basis points between periods, as rising interest rates have continued to reduce prepayments of mortgage-related securities. This yield increase was partially offset by a 16 basis point decline in the tax-equivalent yield earned on portfolio loans between the periods. The tax-equivalent interest paid on interest-bearing liabilities remained virtually unchanged between periods as the continued outflow of higher-rate certificates of deposit was replaced with long-term FHLB advances.

•	Non-interest income for the three months ended March 31, 2014 decreased $651 thousand as compared to the same period in 2013. The primary cause for this decline was a $1.2 million, or 78.7%, decrease in the gain on sale of residential mortgage loans. During the three months ended March 31, 2014, the volume of residential mortgage loans sold to the secondary market continued to decline, with residential mortgages sold totaling $9.2 million, as compared to $51.6 million during the same period in 2013, an 82.1% decrease. This marked decline was a direct result of rising interest rates curtailing mortgage refinancing activity. Partially offsetting this decrease in non-interest income was a $564 thousand increase in revenue from wealth management services for the three months ended March 31, 2014 as compared to the same period in 2013. Wealth Management Division assets under management, administration, supervision and brokerage as of March 31, 2014 were $7.4 billion, an increase of $374 million, or 5.4%, from March 31, 2013. This increase was driven by organic growth due to the success of the division’s strategic initiatives, market appreciation and other new business between the dates.

•

Non-interest expense for the three months ended March 31, 2014 decreased $1.3 million, to $18.9 million, as compared to $20.2 million for the same period in 2013. Contributing to this change were decreases of $716 thousand in salaries and employee benefits and $450 thousand in due diligence and merger-related expenses. The decline in salaries and employee benefits was related to a reduction in incentive-based payments to mortgage originators, which was consistent with the decline in mortgage sales mentioned above, as well as a decrease in other performance-based incentives. Also, employee benefits expense experienced a decrease, as better-than-expected returns on pension assets in 2013 along with an increase in the discount rate used to calculate periodic pension costs helped reduce costs associated with the Corporation’s retirement plans. Due diligence and merger-related costs decreased, as those merger-integration costs associated with the First Bank of Delaware transaction, which closed in November 2012, were not present during the 1st quarter of 2014. Partially offsetting these cost reductions was the absence of the $570 thousand gain on curtailment of a nonqualified pension plan, which was recognized in the 1st quarter of 2013.

•	For the three months ended March 31, 2014, the Corporation recorded net loan and lease charge-offs of $495 thousand, as compared to $782 thousand for the same period in 2013. The provision for loan and lease losses for the three months ended March 31, 2014 was $750 thousand, as compared to $804 thousand for the same period in 2013.

Results of Operations – 1st Quarter 2014 Compared to the 4th Quarter 2013

•	Net income of $6.7 million for the three months ended March 31, 2014 increased $218 thousand, or 3.4%, from $6.5 million for the three months ended December 31, 2013.

•	Net interest income for the three months ended March 31, 2014 was $18.7 million, a decrease of $402 thousand, or 2.1%, from $19.1 million for the three months ended December 31, 2013. Although there was a $9.8 million increase in average interest-earning assets, partially offset by a $5.6 million increase in average interest-bearing liabilities between the periods, the decrease in net interest income between the periods was primarily a function of the difference in the number of days in each quarter, with the 1st quarter of 2014 having two fewer days than the 4th quarter of 2013.

•

The tax-equivalent net interest margin of 4.02% for the three months ended March 31, 2014 was a 1 basis point decrease from the 4.03% tax-equivalent net interest margin for the three months ended December 31, 2013. The slight decrease between periods resulted as a $9.8 million increase in average interest-earning assets was partially offset by a $5.6 million increase in average interest-bearing liabilities. Although the increase in average interest-earning assets outpaced the increase in average interest-bearing liabilities, the tax-equivalent yield earned on interest-earning assets decreased by 1 basis point, while the tax-equivalent rate paid on interest-bearing liabilities increased by 2 basis points.

•	Non-interest income for the three months ended March 31, 2014 decreased $1.1 million as compared to the three months ended December 31, 2013. Factors contributing to this decrease included a $747 thousand decrease in other operating income. During the 4th quarter of 2013, the Corporation recorded $618 thousand of income related to the pay off, in full, of a commercial loan acquired from First Keystone Financial in 2010, which had been written down at acquisition, in anticipation of a loss. Additionally, a decrease of $205 in gain on sale of residential mortgage loans occurred between the periods.

•	Non-interest expense for the three months ended March 31, 2014 decreased $1.8 million, to $18.9 million, as compared to $20.7 million for the three months ended December 31, 2013. The decrease between the periods was largely related to decreases of $1.4 million in salaries and employee benefits and $519 thousand in other operating expenses. The decrease in salaries and employee benefits was primarily related to lower levels of bonus accruals during the 1st quarter of 2014 as compared to the 4th quarter of 2013. In addition, better-than-expected returns on pension assets along with an increase in the discount rate used to calculate periodic pension costs helped reduce costs associated with the Corporation’s retirement plans. The $519 thousand decrease in other operating expenses between the periods was largely related to a $334 thousand decrease in deferred compensation plan expense associated with changes in the value of Corporation stock and other investments held in certain deferred compensation plans. In addition, costs for outside help, primarily in the information technology area, decreased by $120 thousand during the three months ended March 31, 2014, as compared to the three months ended December 31, 2013.

•

Nonperforming loans and leases of $10.2 million as of March 31, 2014 were 0.65% of total portfolio loans and leases, as compared $10.5 million, or 0.68% of total portfolio loans and leases as of December 31, 2013. This slight decrease resulted as the Corporation recorded $1.0 million in payoffs and returns to performing status of previously nonperforming loans, substantially offset by $959 thousand in loans that became nonperforming during the 1st quarter of 2014. In addition, the Corporation added one residential property valued at $190 thousand to other real estate owned, as a result of the foreclosure of a nonperforming loan. For the three months ended March 31, 2014, the Corporation recorded net loan and lease charge-offs of $495 thousand, as compared to $324 thousand net loan and lease charge-offs for the three months ended December 31, 2013. The provision for loan and lease losses decreased slightly, to $750 thousand, for the three months ended March 31, 2014, as compared to $812 thousand for the three months ended December 31, 2013.

Financial Condition – March 31, 2014 Compared to December 31, 2013

•	Total portfolio loans and leases of $1.57 billion as of March 31, 2014 increased by $18.6 million from December 31, 2013 with commercial mortgages and commercial and industrial loans comprising the majority of the increase.

•	The allowance for loan and lease losses as of March 31, 2014 was $15.8 million, or 1.01% of portfolio loans as compared to $15.5 million, or 1.00% of portfolio loans and leases, as of December 31, 2013.

•	Total assets as of March 31, 2014 were $2.06 billion and remained relatively unchanged from December 31, 2013. The $18.6 million in loan growth between the dates was substantially funded with reduction of cash and cash flows from available for sale investment securities.

•	Deposits of $1.58 billion, as of March 31, 2014, decreased $11.8 million from December 31, 2013. The decrease was comprised of a $22.3 million decrease in non-interest-bearing deposits, partially offset by a $10.5 million increase in interest-bearing deposits between the dates. The balance of non-interest-bearing deposits remains strong, at 25.6% of total deposits, as of March 31, 2014.

•	The capital ratios for the Bank and the Corporation, as shown in the table at page 16 below, indicate levels well above the regulatory minimum to be considered “well capitalized.” The tangible equity ratios for both the Bank and the Corporation have improved from their December 31, 2013 levels of 8.78% and 8.92%, to 9.18% and 9.23%, respectively, at March 31, 2014. These increases were primarily the result of the increase in retained earnings with a slight decrease in total assets.

EARNINGS CONFERENCE CALL

The Corporation will hold an earnings conference call at 4:30 PM EDT on Thursday, May 1, 2014. Interested parties may participate by calling 1-888-317-6016. A taped replay of the conference call will be available one hour after the conclusion of the call and will remain available through 9:00 AM EDT on Wednesday, May, 14, 2014. A recording of the earnings conference call may be obtained by calling 1-877-344-7529, referring to conference number 10043465.

The conference call will be simultaneously broadcast live over the Internet through a webcast on the investor relations portion of the Bryn Mawr Bank Corporation’s website. To access the call, please visit the website at http://services.choruscall.com/links/bmtc140131.html. An online archive of the webcast will be available within one hour of the conclusion of the call. The Corporation has also recently expanded its Investor Relations website to include added resources and information for shareholders and interested investors. Interested parties are encouraged to utilize the expanded resources of the site for more information on Bryn Mawr Bank Corporation.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “estimate,” “target,” “potentially,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “forecast,” “project,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on Management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports subsequently filed with the SEC.

# # # #

Bryn Mawr Bank Corporation

Consolidated Statements of Income - (unaudited)

(dollars in thousands, except per share data)

	For The Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2014	2013	2013	2013	2013

Interest income	$20,161	$20,525	$19,820	$19,217	$18,855
Interest expense	1,438	1,400	1,287	1,294	1,446

Net interest income	18,723	19,125	18,533	17,923	17,409
Provision for loan and lease losses	750	812	959	1,000	804

Net interest income after provision for loan and lease losses	17,973	18,313	17,574	16,923	16,605

Fees for wealth management services	8,913	9,106	8,635	9,094	8,349
Loan servicing and other fees	446	465	481	448	451
Service charges on deposits	601	638	627	596	584
Net gain on sale of residential mortgage loans	324	529	578	1,492	1,518
Net (loss) gain on sale of investment securities available for sale	(4)	(10)	-	-	2
Net loss on sale of other real estate owned	-	(106)	(1)	(141)	(52)
Bank owned life insurance income	81	88	72	85	113
Other operating income	778	1,525	995	1,369	825

Non-interest income	11,139	12,235	11,387	12,943	11,790

Salaries and wages	8,440	9,438	9,012	9,086	8,810
Employee benefits	1,979	2,399	1,896	2,212	2,325
Net gain on curtailment of nonqualified pension plan	-	-	-	(120)	(570)
Occupancy and bank premises	1,933	1,738	1,646	1,728	1,750
Furniture fixtures and equipment	983	1,017	920	1,221	819
Advertising	339	431	303	380	412
Net (recovery) impairment of mortgage servicing rights	(8)	(10)	33	(91)	71
Amortization of mortgage servicing rights	114	123	187	218	212
Amortization of intangible assets	637	655	657	660	661
FDIC insurance	272	259	271	275	258
Due diligence and merger-related expenses	264	155	328	688	714
Professional fees	593	581	636	664	575
Early extinguishment of debt - costs and premiums	-	-	-	-	347
Other operating expenses	3,353	3,872	3,434	3,603	3,851

Non-interest expense	18,899	20,658	19,323	20,524	20,235

Income before income taxes	10,213	9,890	9,638	9,342	8,160
Income tax expense	3,524	3,419	3,237	3,090	2,840

Net income	$6,689	$6,471	$6,401	$6,252	$5,320

Per share data:
Weighted average shares outstanding	13,485,213	13,419,269	13,336,799	13,280,624	13,205,538
Dilutive common shares	304,828	308,674	275,343	227,150	230,413

Adjusted weighted average dilutive shares	13,790,041	13,727,943	13,612,142	13,507,774	13,435,951

Basic earnings per common share	$0.50	$0.48	$0.48	$0.47	$0.40

Diluted earnings per common share	$0.49	$0.47	$0.47	$0.46	$0.40

Dividend declared per share	$0.18	$0.18	$0.17	$0.17	$0.17

Effective tax rate	34.5%	34.6%	33.6%	33.1%	34.8%
Reconciliation of Non-GAAP Measure to GAAP Measure

Net income (a GAAP measure)	$6,689	$6,471	$6,401	$6,252	$5,320
add: tax-effected* due diligence and merger-related expenses	172	101	213	447	464

Net income excluding tax-effected* due diligence and merger-related expenses (a non-GAAP measure)	6,861	6,572	6,614	6,699	5,784

Basic earnings per common share excluding tax-effected* due diligence and merger-related expenses (a non-GAAP measure)	$0.51	$0.49	$0.50	$0.50	$0.44

Diluted earnings per common share excluding tax-effected* due diligence and merger-related expenses (a non-GAAP measure)	$0.50	$0.48	$0.49	$0.50	$0.43

* assumed tax rate of 35%

Bryn Mawr Bank Corporation

Consolidated Balance Sheets - (unaudited)

(dollars in thousands)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2014	2013	2013	2013	2013
Assets

Interest-bearing deposits with banks	$59,248	$67,618	$71,203	$95,903	$136,534
Investment securities - available for sale	272,599	285,808	319,917	322,961	327,799
Investment securities - trading	3,517	3,437	2,357	2,180	2,168
Loans held for sale	1,340	1,350	1,284	2,207	3,233
Portfolio loans:
Consumer	18,104	16,926	17,572	18,404	18,725
Commercial & industrial	334,295	328,459	303,259	296,073	293,171
Commercial mortgages	640,574	625,341	622,771	587,261	563,431
Construction	44,060	46,369	39,055	28,718	26,135
Residential mortgages	301,532	300,243	291,645	280,687	284,819
Home equity lines & loans	186,277	189,571	187,634	183,006	183,984
Leases	40,988	40,276	38,079	36,770	34,974

Total portfolio loans and leases	1,565,830	1,547,185	1,500,015	1,430,919	1,405,239

Earning assets	1,902,534	1,905,398	1,894,776	1,854,170	1,874,973

Cash and due from banks	14,696	13,453	24,958	14,208	12,013
Allowance for loan and lease losses	(15,770)	(15,515)	(15,027)	(14,444)	(14,447)
Premises and equipment	32,473	31,796	31,436	30,947	31,072
Accrued interest receivable	5,687	5,728	5,703	6,097	6,168
Mortgage servicing rights	4,734	4,750	4,744	4,790	4,593
Goodwill	32,843	32,843	32,843	32,843	32,897
Other intangible assets	18,728	19,365	20,020	20,677	21,337
Bank owned life insurance	20,301	20,220	20,132	20,060	19,975
FHLB stock	11,911	11,654	12,590	13,028	10,663
Deferred income taxes	7,517	8,690	11,955	11,788	10,854
Other investments	4,392	4,437	4,337	4,378	4,347
Other assets	19,770	18,846	10,506	10,980	15,718

Total assets	$2,059,816	$2,061,665	$2,058,973	$2,009,522	$2,030,163

Liabilities and shareholders’ equity

Interest-bearing deposits:
Interest-bearing checking	$269,409	$266,787	$244,826	$262,316	$263,820
Money market	556,076	544,310	548,011	551,750	588,478
Savings	141,979	135,240	137,431	136,307	135,124
Wholesale non-maturity deposits	42,704	42,937	57,195	30,315	32,879
Wholesale time deposits	34,104	34,639	23,127	12,139	11,325
Time deposits	130,983	140,794	145,119	161,146	171,575

Total interest-bearing deposits	1,175,255	1,164,707	1,155,709	1,153,973	1,203,201

Non-interest-bearing deposits	404,340	426,640	394,947	395,742	407,453

Total deposits	1,579,595	1,591,347	1,550,656	1,549,715	1,610,654

Long-term FHLB advances and other borrowings	214,640	205,644	191,645	152,642	148,636
Short-term borrowings	10,739	10,891	75,588	71,768	38,362
Other liabilities	19,365	23,885	23,323	22,929	22,343
Shareholders’ equity	235,477	229,898	217,761	212,468	210,168

Total liabilities and shareholders’ equity	$2,059,816	$2,061,665	$2,058,973	$2,009,522	$2,030,163

Bryn Mawr Bank Corporation

Consolidated Quarterly Average Balance Sheets - (unaudited)

(dollars in thousands)

	For The Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2014	2013	2013	2013	2013
Assets

Interest-bearing deposits with banks	$67,809	$56,569	$35,589	$59,981	$117,372
Investment securities - available for sale	281,572	310,183	324,418	325,729	323,247
Investment securities - trading	3,438	2,368	2,182	2,168	1,695
Loans held for sale	504	1,197	867	2,233	2,645
Portfolio loans and leases	1,549,161	1,522,408	1,463,492	1,425,836	1,401,038

Earning assets	1,902,484	1,892,725	1,826,548	1,815,947	1,845,997

Cash and due from banks	12,302	13,132	12,497	12,876	13,287
Allowance for loan and lease losses	(15,761)	(15,226)	(14,653)	(14,625)	(14,693)
Premises and equipment	32,358	31,770	31,216	31,254	31,415
Goodwill	32,843	32,843	32,843	32,896	32,897
Other intangible assets	19,095	19,741	20,400	21,055	21,725
Bank owned life insurance	20,252	20,163	20,086	20,005	19,905
FHLB stock	11,915	12,242	12,809	10,430	10,544
Deferred income taxes	7,908	11,733	11,946	10,997	12,183
Other assets	29,940	22,288	21,904	25,296	21,294

Total assets	$2,053,336	$2,041,411	$1,975,596	$1,966,131	$1,994,554

Liabilities and shareholders’ equity

Interest-bearing deposits:
Interest-bearing checking	$263,612	$248,722	$249,982	$263,842	$266,900
Money market	545,108	548,351	559,911	571,327	576,422
Savings	137,812	137,327	135,070	134,485	132,142
Wholesale non-maturity deposits	41,828	48,465	47,804	31,124	38,683
Wholesale time deposits	35,133	22,735	10,911	11,610	11,495
Time deposits	134,574	142,258	152,788	164,247	190,937

Total interest-bearing deposits	1,158,067	1,147,858	1,156,466	1,176,635	1,216,579

Non-interest bearing deposits	415,514	420,072	402,292	391,387	386,881

Total deposits	1,573,581	1,567,930	1,558,758	1,568,022	1,603,460

Long-term FHLB advances and other borrowings	212,405	204,780	163,818	150,578	148,699
Short-term borrowings	13,090	25,364	14,995	13,248	11,978
Other liabilities	22,546	23,401	24,904	23,617	26,123
Shareholders’ equity	231,714	219,936	213,121	210,666	204,294

Total liabilities and shareholders’ equity	$2,053,336	$2,041,411	$1,975,596	$1,966,131	$1,994,554

Bryn Mawr Bank Corporation

Quarterly Average Balances and Tax-Equivalent Interest Income and Expense and Tax-Equivalent Yields - (unaudited)

	For The Three Months Ended
	March 31, 2014			December 31, 2013			September 30, 2013			June 30, 2013			March 31, 2013

(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$67,809	$37	0.22%	$56,569	$27	0.19%	$35,589	$21	0.23%	$59,981	$41	0.27%	$117,372	$69	0.24%
Investment securities - available for sale:
Taxable	245,006	972	1.61%	271,152	1,127	1.65%	284,558	988	1.38%	287,287	846	1.18%	289,097	889	1.25%
Tax-exempt	36,566	153	1.70%	39,031	159	1.62%	39,860	159	1.58%	38,442	146	1.52%	34,150	125	1.48%

Total investment securities - available for sale	281,572	1,125	1.62%	310,183	1,286	1.64%	324,418	1,147	1.40%	325,729	992	1.22%	323,247	1,014	1.27%

Investment securities - trading	3,438	7	0.83%	2,368	51	8.54%	2,182	7	1.27%	2,168	13	2.41%	1,695	16	3.83%

Loans and leases *	1,549,665	19,107	5.00%	1,523,605	19,277	5.02%	1,464,359	18,755	5.08%	1,428,069	18,277	5.13%	1,403,683	17,854	5.16%

Total interest-earning assets	1,902,484	20,276	4.32%	1,892,725	20,641	4.33%	1,826,548	19,930	4.33%	1,815,947	19,323	4.27%	1,845,997	18,953	4.16%

Cash and due from banks	12,302			13,132			12,497			12,876			13,287
Less allowance for loan and lease losses	(15,761)			(15,226)			(14,653)			(14,625)			(14,693)
Other assets	154,311			150,780			151,204			151,933			149,963

Total assets	$2,053,336			$2,041,411			$1,975,596			$1,966,131			$1,994,554

Liabilities:

Interest-bearing deposits:
Savings, NOW and market rate deposits	$946,532	$405	0.17%	$934,400	$414	0.18%	$944,963	$419	0.18%	$969,654	$445	0.18%	$975,464	$479	0.20%
Wholesale deposits	76,961	114	0.60%	71,200	85	0.47%	58,715	55	0.37%	42,734	44	0.41%	50,178	54	0.44%
Time deposits	134,574	170	0.51%	142,258	151	0.42%	152,788	165	0.43%	164,247	205	0.50%	190,937	242	0.51%

Total interest-bearing deposits	1,158,067	689	0.24%	1,147,858	650	0.22%	1,156,466	639	0.22%	1,176,635	694	0.24%	1,216,579	775	0.26%

Borrowings:
Short-term borrowings	13,090	3	0.09%	25,364	12	0.19%	14,995	5	0.13%	13,358	4	0.12%	11,978	4	0.14%
Long-term FHLB advances and other borrowings	212,405	746	1.42%	204,780	738	1.43%	163,818	643	1.56%	150,468	596	1.59%	148,699	667	1.82%

Total borrowings	225,495	749	1.35%	230,144	750	1.29%	178,813	648	1.44%	163,826	600	1.47%	160,677	671	1.69%

Total interest-bearing liabilities	1,383,562	1,438	0.42%	1,378,002	1,400	0.40%	1,335,279	1,287	0.38%	1,340,461	1,294	0.39%	1,377,256	1,446	0.43%

Noninterest-bearing deposits	415,514			420,072			402,292			391,387			386,881
Other liabilities	22,546			23,401			24,904			23,617			26,123

Total noninterest-bearing liabilities	438,060			443,473			427,196			415,004			413,004

Total liabilities	1,821,622			1,821,475			1,762,475			1,755,465			1,790,260

Shareholders’ equity	231,714			219,936			213,121			210,666			204,294

Total liabilities and shareholders’ equity	$2,053,336			$2,041,411			$1,975,596			$1,966,131			$1,994,554

Interest income to earning assets			4.32%			4.33%			4.33%			4.27%			4.16%

Net interest spread			3.90%			3.93%			3.95%			3.88%			3.73%
Effect of noninterest-bearing sources			0.12%			0.10%			0.10%			0.10%			0.12%

Tax-equivalent net interest income/ margin on earning assets		$18,838	4.02%		$19,241	4.03%		$18,643	4.05%		$18,029	3.98%		$17,507	3.85%

Tax-equivalent adjustment		$115	0.02%		$116	0.02%		$110	0.02%		$106	0.02%		$98	0.03%

* Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(dollars in thousands, except per share data)

	For The Three Months Ended or As Of
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Asset Quality Data

Nonaccrual loans and leases	$10,236	$10,530	$10,613	$10,489	$12,098
90 days or more past due loans, still accruing	-	-	-	-	728

Nonperforming loans and leases	10,236	10,530	10,613	10,489	12,826
Other real estate owned	1,040	855	1,253	1,205	545

Total nonperforming assets	$11,276	$11,385	$11,866	$11,694	$13,371

Troubled debt restructurings included in nonperforming assets	$2,698	$1,699	$2,628	$2,869	$3,686
Troubled debt restructurings in compliance with modified terms	6,667	7,277	8,947	8,157	7,438

Total troubled debt restructurings	$9,365	$8,976	$11,575	$11,026	$11,124

Nonperforming loans and leases / portfolio loans & leases	0.65%	0.68%	0.71%	0.73%	0.91%

Nonperforming assets / total assets	0.55%	0.55%	0.58%	0.58%	0.66%

Net loan and lease charge-offs / average loans and leases (annualized)	0.13%	0.09%	0.10%	0.28%	0.22%

Delinquency rate* - Performing and nonperforming loans and leases 30 days or more past due	0.59%	0.65%	0.68%	0.73%	1.23%

Performing loans and leases - 30-89 days past due	$1,815	$1,718	$1,227	$2,328	$4,115

Delinquency rate* - Performing loans and leases - 30-89 days past due	0.12%	0.11%	0.08%	0.16%	0.29%

* as a percentage of total loans and leases

Changes in the allowance for loan and lease losses:

Balance, beginning of period	$15,515	$15,027	$14,444	$14,447	$14,425
Charge-offs	(538)	(484)	(501)	(1,164)	(830)
Recoveries	43	160	125	161	48

Net charge-offs	(495)	(324)	(376)	(1,003)	(782)
Provision for loan and lease losses	750	812	959	1,000	804

Balance, end of period	$15,770	$15,515	$15,027	$14,444	$14,447

Allowance for loan and lease losses / loans and leases	1.01%	1.00%	1.00%	1.01%	1.03%
Allowance for loan and lease losses / nonperforming loans and leases	154.1%	147.3%	141.6%	137.7%	112.6%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(dollars in thousands, except per share data)

	For The Three Months Ended or As Of
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Selected ratios (annualized):

Return on average assets	1.32%	1.26%	1.29%	1.28%	1.08%
Return on average shareholders’ equity	11.71%	11.67%	11.92%	11.90%	10.56%
Return on average tangible equity (2)	15.10%	15.35%	15.89%	16.00%	14.42%
Tax-equivalent yield on loans and leases	5.00%	5.02%	5.08%	5.13%	5.16%
Tax-equivalent yield on interest-earning assets	4.32%	4.33%	4.33%	4.27%	4.16%
Cost of interest-bearing funds	0.42%	0.40%	0.38%	0.39%	0.43%
Tax-equivalent net interest margin	4.02%	4.03%	4.05%	3.98%	3.85%
Book value per share	$17.24	$16.84	$16.07	$15.71	$15.57
Tangible book value per share	$13.47	$13.02	$12.17	$11.75	$11.55
Shares outstanding at end of period	13,656,979	13,650,354	13,551,438	13,528,078	13,500,413

Selected data:

Mortgage loans originated	$17,892	$37,190	$40,426	$55,066	$65,105

Residential mortgage loans sold - servicing retained	$9,086	$12,523	$17,768	$46,209	$51,414
Residential mortgage loans sold - servicing released	152	531	-	347	189

Total residential mortgage loans sold	$9,238	$13,054	$17,768	$46,556	$51,603

Yield on loans sold	3.51%	4.05%	3.25%	3.20%	2.94%

Residential mortgage loans serviced for others	$618,348	$628,879	$627,058	$623,498	$603,734

Total wealth assets under management, administration, supervision and brokerage (1)	$7,361,977	$7,268,273	$7,082,926	$6,854,838	$6,987,974

(1) Brokerage assets represent assets held at a registered broker dealer under a networking agreement.

(2) Average tangible equity equals average shareholders’ equity minus average goodwill and average other intangible assets.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(dollars in thousands, except per share data)

Investment Portfolio - Available for Sale	As of March 31, 2014				As of December 31, 2013

SECURITY DESCRIPTION	Amortized Cost	Fair Value	Net Unrealized Gain / (Loss)		Amortized Cost	Fair Value	Net Unrealized Gain / (Loss)

U.S. Treasury securities	$102	$100	$(2)		$102	$99	$(3)
Obligations of the U.S. Government and agencies	65,368	64,485	(883)		71,097	69,568	(1,529)
State & political subdivisions	35,968	35,962	(6)		37,140	36,977	(163)
Mortgage-backed securities	113,415	114,447	1,032		119,044	119,363	319
Collateralized mortgage obligations	42,041	42,020	(21)		44,463	44,243	(220)
Other debt securities	1,900	1,900	-		1,900	1,887	(13)
Bond mutual funds	11,456	11,492	36		11,456	11,457	1
Other investments	1,906	2,193	287		1,925	2,214	289

Total investment portfolio available for sale	$272,156	$272,599	$443		$287,127	$285,808	$ (1,319)

Capital Ratios
Bryn Mawr Trust Company	Regulatory Minimum To Be Well Capitalized	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Tier I capital to risk weighted assets (“RWA”)	6.00%	11.65%	11.40%	11.36%	11.58%	11.52%
Total (Tier II) capital to RWA	10.00%	12.63%	12.38%	12.33%	12.55%	12.51%
Tier I leverage ratio	5.00%	9.43%	9.14%	9.22%	9.07%	8.70%
Tangible equity ratio	N/A	9.18%	8.78%	8.32%	8.29%	8.11%
Bryn Mawr Bank Corporation
Tier I capital to RWA	6.00%	11.71%	11.57%	11.33%	11.47%	11.33%
Total (Tier II) capital to RWA	10.00%	12.69%	12.55%	12.30%	12.44%	12.32%
Tier I leverage ratio	5.00%	9.50%	9.29%	9.22%	9.00%	8.58%
Tangible equity ratio	N/A	9.23%	8.92%	8.30%	8.21%	7.98%